UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 19, 2023

EzFill Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40809	83-4260623
(Commission File Number)	(IRS Employer Identification No.)

2999 NE 191st Street, Aventura, Florida 33180

(Address of Principal Executive Offices)

305-791-1169

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001	EZFL	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Terms of Securities Purchase Agreement

On April 19, 2023, EzFill Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with AJB Capital Investments, LLC (the “Investor”) with respect to the sale and issuance to the Investor of: (i) an initial commitment fee in the amount of $700,000 in the form of 2,000,000 shares (the “Commitment Fee Shares”) of the Company’s common stock (the “Common Stock”) and (ii) a promissory note in the aggregate principal amount of $1,500,000 (the “Note”). If the Note is repaid in full on or prior to October 19, 2023, the Company can redeem 1,200,000 of the Commitment Fee Shares for an amount payable by the Company to the Buyer in cash of $1.00.

Pursuant to the terms of the Purchase Agreement, the initial Commitment Fee Shares were issued at a value of $700,000, the Note was issued in a principal amount of $1,500,000 for a purchase price of $1,350,000, resulting in an original issue discount of $150,000. The net proceeds received by the Company from the Investor for the issuance of the Commitment Fee Shares and Note was $1,260,000, due to a reduction in the $1,350,000 purchase price as a result of broker, legal, and transaction fees.

The Purchase Agreement includes additional Company obligations including obligations to satisfy the current public information requirements under SEC Rule 144(c) and obligations with respect to the use of proceeds from the sale of securities under the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, the Company granted the Investor certain rights to accept the securities issued in certain future Company financings in lieu of the securities issued pursuant to the Purchase Agreement.

This summary is not a complete description of all of the terms of the Purchase Agreement and is qualified in its entirety by reference to the full text of the Purchase Agreement filed as Exhibit 10.1 hereto.

Terms of Note

The Note matures on October 19, 2023, six (6) months after the Original Issue Date, and provides for interest to accrue at an interest rate equal to 10% per annum, or, upon an Event of Default, as defined in the Note, the lesser of (i) 18% per annum, and (ii) the maximum amount permitted under law (the “Default Interest”). The Investor shall have the right, only following an Event of Default and ending on the date of payment of the default, to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the Note into fully paid and non-assessable shares of the Company’s Common Stock, as such Common Stock exists on the date of issuance of the shares underlying the Note, or any shares of capital stock or other securities of the Company into which such Common Stock shall thereafter be changed or reclassified (the “Conversion Shares”). The conversion price shall equal (x) until the date of approval of the holders of a majority of the Company’s outstanding voting Common Stock: (a) if and to the extent legally required, to amend the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock by at least the number of shares equal to the number of shares of Common Stock issuable under the transaction documents, or (b) to ratify and approve all of the transactions contemplated by the transaction documents, including the issuance of all of the Commitment Fee Shares issued and potentially issuable to the Investor thereunder, all as may be required by the applicable rules and regulations of the Nasdaq (or any successor entity) (“Shareholder Approval”) the greater of (a) $0.74 (the “Nasdaq Minimum Price”), and (b) the lower of the average VWAP over the ten (10) Trading Day period either (i) ending on date of conversion of the Note or (ii) the date thereof and (y) following the date of the Shareholder Approval, the lower of the average VWAP over the ten (10) Trading Day period either (i) ending on date of conversion of the Note or (ii) the date thereof to the extent the Conversion Price of the Company’s Common Stock closes below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. The Note is subject to adjustment upon certain events such as distributions and mergers, and has anti-dilution protections for issuance of securities by the Company at a price that is lower than the then-current conversion price except for certain exempt issuances. In addition, if, at any time while the Note is issued and outstanding, the Company issues any convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of common stock, then the Investor will be entitled to acquire, upon the terms applicable to such sales, the aggregate number of shares it could have acquired if the Note had been converted.

The Note also contains certain negative covenants, including prohibitions on incurrence of indebtedness without the Investor’s consent, sales of assets, stock repurchases, and distributions. The Investor may not convert the Note into an amount of shares of Common Stock that would result in the beneficial ownership by the Investor and its affiliates of greater than 9.99% of the number of shares of Common Stock outstanding. The Note may be prepaid at any time. The Note includes customary Events of Default, including, among other things, payment defaults, covenant breaches, breaches of certain representations and warranties, certain events of bankruptcy, liquidation and suspension of the Company’s Common Stock from trading. If such an Event of Default occurs, the holders of the Notes may be entitled to take various actions, which may include the acceleration of amounts due under the Note and accrual of interest as described above, as well as the conversion of the Note.

The foregoing description is qualified in its entirety by reference to the full text of the Note filed as Exhibit 4.1 hereto and is incorporated by reference into this Item 1.01.

Terms of the Security Agreement

The Company entered into a security agreement with the Investor (the “Security Agreement”) pursuant to which the Company granted the Investor a security interest in all of the Company’s assets, securing the Company’s obligations under the Purchase Agreement and Note.

The foregoing description is qualified in its entirety by reference to the full text of the Security Agreement filed as Exhibit 10.2 hereto and is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by this Item 2.03, the information contained in Item 1.01 is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the information contained in Item 1.01 is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by this Item 3.03, the information contained in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Promissory Note in the principal amount of $1,500,000 dated April 19, 2023 between EzFill Holdings, Inc. and AJB Capital Investments, LLC.
10.1	Securities Purchase Agreement, between EzFill Holdings, Inc. and AJB Capital Investments, LLC, dated April 19, 2023.
10.2	Security Agreement between EzFill Holdings Inc., and AJB Capital Investments, LLC dated April 19, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2023

EZFILL HOLDINGS, INC.

/s/ Arthur Levine
Arthur Levine
Chief Financial Officer